UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 7, 2009, the public accounting firms of Tullius Taylor Sartain & Sartain LLP (“TTSS”) and Hogan & Slovacek, P.C. merged their operations to become HoganTaylor, LLP (“HoganTaylor”). TTSS has been our independent registered public accounting firm since May 13, 2005. The respective employees, partners and shareholders of the merged firms have become employees and partners of HoganTaylor, which will continue the practices of each of the merged firms. Consequently, HoganTaylor has assumed the role of independent registered public accounting firm of XETA Technologies (the “Company”).

As this is a combination of the two existing accounting firms and their respective practices, there was no resignation of the predecessor firm. Also, as this is a newly created firm, there have been no pre-engagement consultations or contacts with HoganTaylor, nor did the Company have any pre-engagement consultations or contacts with Hogan & Slovacek, P.C.

The reports of TTSS regarding the Company’s financial statements for the fiscal years ended October 31, 2008, 2007, and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended October 31, 2008, 2007, and 2006, and through January 7, 2009, there were no disagreements with TTSS on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of TTSS would have caused it to make reference to such disagreement in its report.

The Company provided HoganTaylor as the successor to TTSS with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that HoganTaylor, as such successor, furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, detailing the respects in which it does not agree. A copy of the letter, dated January 9, 2009, is filed as Exhibit 16 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits

16—Letter from HoganTaylor to SEC dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: January 9, 2009	By:	/s/ Robert Wagner
Robert Wagner, Chief Financial Officer